                                                                     Exhibit 3.2



                      SECOND AMENDED AND RESTATED BYLAWS

                                      OF

                          @TRACK COMMUNICATIONS, INC.

                            a Delaware corporation

                                (the "Company")

                        (Effective as of June 5, 2001)

                               TABLE OF CONTENTS

ARTICLE I        OFFICES..................................................   1
Section 1.1      Registered Office........................................   1
Section 1.2      Additional Offices.......................................   1

ARTICLE II       STOCKHOLDERS MEETINGS....................................   1
Section 2.1      Annual Meetings..........................................   1
Section 2.2      Special Meetings.........................................   1
Section 2.3      Notices..................................................   1
Section 2.4      Quorum...................................................   1
Section 2.5      Voting of Shares.........................................   2
Section 2.5.1    Voting Lists.............................................   2
Section 2.5.2    Votes Per Share..........................................   2
Section 2.5.3    Proxies..................................................   2
Section 2.5.4    Required Vote............................................   2
Section 2.5.5    Consents in Lieu of Meeting..............................   3

ARTICLE III      DIRECTORS................................................   3
Section 3.1      Purpose..................................................   3
Section 3.2      Number...................................................   3
Section 3.3      Election.................................................   3
Section 3.4      Vacancies................................................   3
Section 3.5      Removal..................................................   3
Section 3.6      Compensation.............................................   4
Section 3.7      Financial Information....................................   4

ARTICLE IV       BOARD MEETINGS...........................................   6
Section 4.1      Annual Meetings..........................................   6
Section 4.2      Regular Meetings.........................................   6
Section 4.3      Special Meetings.........................................   6
Section 4.4      Quorum, Required Vote....................................   6
Section 4.5      Consent In Lieu of Meeting...............................   6

ARTICLE V        COMMITTEES OF DIRECTORS..................................   6
Section 5.1      Establishment: Standing Committees.......................   6
Section 5.1.1    [Eliminated.]............................................   7
Section 5.1.2    Audit Committee..........................................   7
Section 5.1.3    Compensation Committee...................................   7
Section 5.1.4    Nominating Committee.....................................   7
Section 5.2      Available Powers.........................................   7
Section 5.3      Unavailable Powers.......................................   8
Section 5.4      Alternate Members........................................   8
Section 5.5      Procedures...............................................   8

ARTICLE VI       OFFICERS.................................................   8
Section 6.1      Elected Officers.........................................   8
Section 6.1.1    Chairman of the Board....................................   8
Section 6.1.2    President................................................   9
Section 6.1.3    Vice Presidents..........................................   9
Section 6.1.4    Secretary................................................   9
Section 6.1.5    Assistant Secretaries....................................   9
Section 6.1.6    Treasurer................................................   9
Section 6.1.7    Assistant-Treasurers.....................................  10
Section 6.1.8    Divisional Officers......................................  10
Section 6.2      Election.................................................  10
Section 6.3      Appointed Officers.......................................  10
Section 6.4      Multiple Officeholders, Stockholder and Director
                 Officers.................................................  10
Section 6.5      Compensation, Vacancies..................................  10
Section 6.6      Additional Powers and Duties.............................  11
Section 6.7      Removal..................................................  11

ARTICLE VII      SHARE CERTIFICATES.......................................  11
Section 7.1      Entitlement to Certificates..............................  11
Section 7.2      Multiple Classes of Stock................................  11
Section 7.3      Signatures...............................................  11
Section 7.4      Issuance and Payment.....................................  11
Section 7.5      Lost Certificates........................................  12
Section 7.6      Transfer of Stock........................................  12
Section 7.7      Registered Stockholders..................................  12

ARTICLE VIII     INDEMNIFICATION..........................................  12
Section 8.1      General..................................................  12
Section 8.2      Actions by or in the Right of the Company................  13
Section 8.3      Indemnification Against Expenses.........................  13
Section 8.4      Board Determinations.....................................  13
Section 8.5      Advancement of Expenses..................................  13
Section 8.6      Nonexclusive.,...........................................  13
Section 8.7      Insurance................................................  14
Section 8.8      Certain Definitions......................................  14
Section 8.9      Change in Governing Law..................................  14

ARTICLE IX       INTERESTED DIRECTORS, OFFICERS AND STOCKHOLDERS..........  15
Section 9.1      Validity.................................................  15
Section 9.2      Disclosure, Approval.....................................  15
Section 9.3      Nonexclusive.............................................  15

ARTICLE X        MISCELLANEOUS............................................  15
Section 10.1     Place of Meetings........................................  15
Section 10.2     Fixing Record Dates......................................  15

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
Section 10.3     Means of Giving Notice...................................  16
Section 10.4     Waiver of Notice.........................................  16
Section 10.5     Attendance via Communications Equipment..................  17
Section 10.6     Dividends................................................  17
Section 10.7     Reserves.................................................  17
Section 10.8     Reports to Stockholders..................................  17
Section 10.9     Contracts and Negotiable Instruments.....................  17
Section 10.10    Fiscal Year..............................................  17
Section 10.11    Seal.....................................................  17
Section 10.12    Books and Records........................................  18
Section 10.13    Resignation..............................................  18
Section 10.14    Surety Bonds.............................................  18
Section 10.15    Proxies in Respect of Securities of Other Corporations...  18
Section 10.16    Amendments...............................................  18

ARTICLE XI       MAJORITY STOCKHOLDER.....................................  19
Section 11.1     Appointment of Directors.................................  19
Section 11.2     Committees...............................................  20
Section 11.3     Voting Matters...........................................  20

                      SECOND AMENDED AND RESTATED BYLAWS

                        OF @TRACK COMMUNICATIONS, INC.

                                   ARTICLE I

                                    OFFICES

     Section 1.1  Registered Office.  The registered office of the Company
                  -----------------
within the State of Delaware shall be located at either (i) the principal place of business of the Company in the State of Delaware or (ii) the office of the corporation or individual acting as the Company's registered agent in Delaware.

     Section 1.2  Additional Offices.  The Company may, in addition to its
                  ------------------
registered office in the State of Delaware, have such other offices and places of business, both within and without the State of Delaware, as the Board of Directors of the Company (the "Board") may from time to time determine or as the business and affairs of the Company may require.

                                  ARTICLE II

                             STOCKHOLDERS MEETINGS

     Section 2.1  Annual Meetings.  Annual meetings of stockholders shall be
                  ---------------
held at a place and time on any weekday which is not a holiday and which is not more than 150 days after the end of the fiscal year of the Company as shall be designated by the Board and stated in the notice of the meeting, at which the stockholders shall elect the directors of the Company and transact such other business as may properly be brought before the meeting.

     Section 2.2  Special Meetings.  Special meetings of the stockholders, for
                  ----------------
any purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation, (i) may be called by the chairman of the board or the president and (ii) shall be called by the president or secretary at the request in writing of a majority of the Board or stockholders owning capital stock of the Company a majority of the votes of all capital stock of the Company entitled to vote thereat. Such request of the Board or the stockholders shall state the purpose or purposes of the proposed meeting.

     Section 2.3  Notices.  Written notice of each stockholders' meeting stating
                  -------
the place, date and hour of the meeting shall be given to each stockholder entitled to vote thereat by or at the direction of the officer calling such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which said meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in said notice and any matters reasonably related thereto.

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     Section 2.4  Quorum.  The presence at a stockholders' meeting of the
                  ------
holders, present in person or represented by proxy, of capital stock of the Company representing a majority of the votes of all capital stock of the Company entitled to vote thereat shall constitute a quorum at such meeting for the transaction of business except as otherwise provided by law, the certificate of incorporation or these Bylaws. If a quorum shall not be present or represented at any meeting of the stockholders, a majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of said meeting shall be given to each stockholder entitled to vote at said meeting. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     Section 2.5  Voting of Shares.
                  ----------------

          Section 2.5.1  Voting Lists.  The officer or agent who has charge of
                         ------------
the stock ledger of the Company shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at said meeting.

          Section 2.5.2  Votes Per Share.  Unless otherwise provided in the
                         ---------------
certificate of incorporation, each stockholder shall be entitled, to one vote in person or by proxy at every stockholders meeting for each share of capital stock held by such stockholder.

          Section 2.5.3  Proxies.  Every stockholder entitled to vote at a
                         -------
meeting or to express consent or dissent without a meeting or a stockholder's duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy. Each proxy shall be in writing, executed by the stockholder giving the proxy or by his duly authorized attorney. No proxy shall be voted on or after three (3) years from its date, unless the proxy provides for a longer period. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

          Section 2.5.4  Required Vote.  When a quorum is present at any
                         -------------
meeting, the vote of the holders, present in person or represented by proxy, of capital stock of the Company representing a majority of the votes of all capital stock of the Company entitled to vote thereat shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or the certificate of incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

          Section 2.5.5  Consents in Lieu of Meeting.  Any action required to be
                         ---------------------------
or which may be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt, written notice of the action taken by means of any such consent which is other than unanimous shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III

                                   DIRECTORS

     Section 3.1  Purpose.  The business of the Company shall be managed by or
                  -------
under the direction of the Board, which may exercise all such powers of the Company and do all such lawful acts and things as are not by law, the certificate of incorporation or these Bylaws directed or required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

     Section 3.2  Number.  The number of directors constituting the Board shall
                  ------
never be less than one and shall be determined by resolution of the Board.

     Section 3.3  Election.  Directors shall be elected by the stockholders by
                  --------
plurality vote at an annual stockholders meeting as provided in the certificate of incorporation, except as hereinafter provided, and each director shall hold office until his successor has been duly elected and qualified.

     Section 3.4  Vacancies.  Vacancies and newly-created directorships
                  ---------
resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their successors are duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by law. If, at the time of filling any vacancy or any newly-created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly-created directorships, or to replace the directors chosen by the directors then in office. No decrease in the size of the Board shall serve to shorten the term of an incumbent director.

     Section 3.5  Removal.  Unless otherwise restricted by law, the certificate
                  -------
of incorporation or these Bylaws, any director or the entire Board may be removed, with or without cause, by a majority vote of the shares entitled to vote at an election of directors, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting.

     Section 3.6  Compensation.  Unless otherwise restricted by the certificate
                  ------------
of incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation for attending committee meetings. No director who is an employee of the Company shall receive any compensation for serving as a director.

     Section 3.7  Financial Information.  Each Director shall receive:
                  ---------------------

          Section 3.7.1  As soon as available but in any event within thirty
(30) days after the end of each monthly accounting period in each fiscal year,
(A) unaudited consolidating and consolidated statements of income and cash flows of the Company and its subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheet of the Company and its subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, and (B) operating performance characteristics commonly used in the Company's and its subsidiaries' industries for the Company and its subsidiaries for such monthly period.

          Section 3.7.2  As soon as available but in any event within forty-five
(45) days after the end of each quarterly accounting period in each fiscal year,
(A) unaudited consolidating and consolidated statements of income and cash flows of the Company and its subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarterly period, and unaudited consolidating and consolidated balance sheets of the Company and its subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, and (B) operating performance characteristics commonly used in the Company's and its subsidiaries' industries for the Company and its subsidiaries for such quarterly period.

          Section 3.7.3 Within forty-five (45) days after the end of each quarterly accounting period in each fiscal year, (A) a management letter discussing the revenues and operations of the Company and summary quarterly financial information and a certificate of a duly authorized officer of the Company stating that there is no Default Event, as such term is defined in the Subscription Agreement by and among the Company and any individual, corporation, partnership, joint venture, joint stock company, association, trust, business trust, unincorporated organization, Government Authority, or any other entity of whatever nature (each a "Person") listed on the Schedule of Purchasers thereto (the "Subscription Agreement"), in existence and that neither the Company nor any of its subsidiaries is in default under any of its other material agreements or, if any Default Event or any such default exists, specifying the nature and period of existence thereof and what actions the Company and its subsidiaries have taken and propose to take with respect thereto, and (B) a certification by the Company's chief financial officer of the most recent financial information provided pursuant to Section 3.7.1 above.

          Section 3.7.4 Within one hundred and twenty (120) days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its subsidiaries for such fiscal year, the consolidating and consolidated balance sheets, of the Company and its subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company's annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (A) with respect to the consolidated portions of such statements, an opinion of an independent accounting firm of recognized national standing that is unqualified with respect to the scope of such firm's examination and the status of the Company and its subsidiaries, taken as a whole, as a going concern, (B) a certificate from such accounting firm, addressed to the Board, stating that in the course of its examination nothing came to its attention that caused it to believe that there was a Default Event in existence or that there was any other default by the Company or any subsidiaries in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any other material agreement to which the Company or any subsidiary is a party or, if such accountants have reason to believe any Default Event or other default by the Company or any subsidiary exists, a certificate specifying the nature and period of existence thereof and
(C) a copy of such firm's annual management letter to the Board.

          Section 3.7.5 Promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning the operations or financial affairs of the Company or any of its subsidiaries given to the Company or any of its subsidiaries by its independent accounts (and not otherwise contained in other materials provided hereunder).

          Section 3.7.6 At least 30 days but not more than ninety (90) days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets, and within thirty
(30) days after any monthly period in which there is a material adverse deviation from the annual budget, a certificate of a duly authorized officer of the Company explaining the deviation and what actions the Company has taken and proposes to take with respect thereto.

          Section 3.7.7 Within ten (10) days after transmission thereof, copies of all financial statement, proxy statements, reports and any other general written communications which the Company or any subsidiary sends, to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company or any subsidiary, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's businesses.

          Section 3.7.8 With reasonable promptness, such other information and financial data concerning the Company and its subsidiaries as any director may reasonably request.

                                   ARTICLE IV

                                 BOARD MEETINGS

     Section 4.1  Annual Meetings.  The Board shall meet as soon as practicable
                  ---------------
after the adjournment of each annual stockholders' meeting at the place of the stockholders' meeting. No notice to the directors shall be necessary to legally convene this meeting, provided a quorum is present.

     Section 4.2  Regular Meetings.  Regularly scheduled, periodic meetings of
                  ----------------
the, Board may be held without notice at such times and places as shall from time to time be determined by resolution of the Board and communicated to all directors.

     Section 4.3  Special Meetings.  Special meetings of  the Board (i) may be
                  ----------------
called by the chairman of the board or president and (ii) shall be called by the president or secretary on the written request of two directors or the sole director, as the case may be. Notice of each special meeting of the Board shall be given, either personally or as hereinafter provided, to each director at least 24 hours before the meeting if such notice is delivered personally or by means of telephone, telegram, telex or facsimile transmission and delivery; two days before the meeting if such notice is delivered by a recognized express delivery service; and three days before the meeting if such notice is delivered through the United States mail. Any and all business may be transacted at a special meeting which may be transacted at a regular meeting of the Board. Except as may be otherwise expressly provided by law, the certificate of incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.

     Section 4.4  Quorum, Required Vote.  A majority of the directors shall
                  ---------------------
constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law, the certificate of incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present

     Section 4.5  Consent In Lieu of Meeting.  Unless otherwise restricted by
                  --------------------------
the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting. of the Board or any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE V

                            COMMITTEES OF DIRECTORS

     Section 5.1  Establishment: Standing Committees.  The Board may by
                  ----------------------------------
resolution establish, name or dissolve one or more committees, each committee to consist of one or more of the directors. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. There shall exist the following standing committees, which committees shall have and may exercise the following powers and authority:

          Section 5.1.1  [Eliminated.]

          Section 5.1.2  Audit Committee.  The Audit Committee shall, from time
                         ---------------
to time, but no less than two times per year, meet to review and monitor the financial and cost accounting practices and procedures of the Company and all of its subsidiaries and to report its findings and recommendations to the Board of Directors for final action. The Audit Committee shall not be empowered to approve any corporate action, of whatever kind or nature, and the recommendations of the Audit Committee shall not be binding on the Board of Directors, except when, pursuant to the provisions of Section 5.2 of these Bylaws, such power and authority have been specifically delegated to such committee by the Board of Directors by resolution. In addition to the foregoing, the specific duties of the Audit Committee shall be determined by the Board of Directors by resolution.

          Section 5.1.3  Compensation Committee.  The Compensation Committee
                         ----------------------
shall, from time to time, meet to review the various compensation plans, policies and practices of the Company and all of its subsidiaries and to report its findings and recommendations to the Board of Directors for final action. The Compensation Committee shall not be empowered to approve any corporate action, of whatever kind or nature, and the recommendations of the Compensation Committee shall not be binding on the Board of Directors, except when, pursuant to the provisions of Section 5.2 of these Bylaws, such power and authority have been specifically delegated to such committee by the Board of Directors by resolution. In addition to the foregoing, the specific duties of the Compensation Committee shall be determined by the Board of Directors by resolution.

          Section 5.1.4  Nominating Committee.  The Nominating Committee shall,
                         --------------------
from time to time, meet to consider the nominees to the Board of Directors to be elected by the shareholders (and any directors to be elected by the Board of Directors to fill vacancies), the number of directors and the directors to be selected for membership on the various board committees, and to report its findings and recommendations to the Board of Directors for final action. The Nominating Committee shall not be empowered to approve any corporate action, of whatever kind or nature, and, other than the number of directors, which the Nominating Committee is hereby delegated the authority to determine, the recommendations of the Nominating Committee shall not be binding on the Board of Directors, except when, pursuant to the provisions of Section 5.2 of these Bylaws, such power and authority have been specifically delegated to such committee by the Board of Directors by resolution. In addition to the foregoing, the specific duties of the Nominating Committee shall be determined by the Board of Directions by resolution.

     Section 5.2  Available Powers.  Any committee established pursuant to
                  ----------------
Section 5.1 of these Bylaws, including the Finance Committee, the Audit Committee and the Compensation Committee, but only to the extent provided in the resolution of the Board establishing such committee or otherwise delegating specific power and authority to such committee and as limited by law, the certificate of incorporation and these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it. Without limiting the foregoing, such committee may, but only to the extent authorized in the resolution or resolutions providing for the issuance of Shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law of the State of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company.

     Section 5.3  Unavailable Powers.  No committee of the Board shall have the
                  ------------------
power or authority to amend the certificate of incorporation (except in connection with the issuance of capital stock as provided in the previous section); adopt an agreement of merger or consolidation; recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets, a dissolution of the Company or a revocation of such a dissolution; amend the Bylaws of the Company; or, unless the resolution establishing such committee or the certificate of incorporation expressly so provides, declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger.

     Section 5.4  Alternate Members.  The Board may designate one or more
                  -----------------
directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

     Section 5.5  Procedures.  Time, place and notice, if any, of meeting of a
                  ----------
committee shall be determined by such committee. At meetings of a committee, a majority of the number of members designated by the Board shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present awl be the act of the committee, except as otherwise specifically provided by law, the certificate of incorporation or these Bylaws. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

                                  ARTICLE VI

                                   OFFICERS

     Section 6.1  Elected Officers.  The Board shall elect a chairman of the
                  ----------------
board, a president, a treasurer and a secretary (collectively, the "Required Officers") having the respective duties enumerated below and may elect such other officers having the titles and duties set forth below which are not reserved for the Required Officers or such other titles and duties as the Board may by resolution from time to time establish:

          Section 6.1.1  Chairman of the Board.  The chairman of the board, or
                         ---------------------
in his absence, the president, shall preside when present at all meetings of the stockholders and the Board. The chairman of the board shall advise and counsel the president and other officers and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board or these Bylaws. The chairman of the board may execute bonds, mortgages and other contracts requiring a seal under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Company. The chairman of the board may delegate all or any of his powers or duties to the president, if and to the extent deemed by the chairman of the board to be desirable or appropriate. The chairman of the board shall be elected by a majority of the entire board of directors.

          Section 6.1.2  President. The president shall have general and active
                         ---------
management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. In the absence of the chairman of the board or in the event of his inability or refusal to act, the president shall perform the duties and exercise the powers of the chairman of the board.

          Section 6.1.3  Vice Presidents.  In the absence of the president or in
                         ---------------
the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election or appointment) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the Board may from time to time prescribe.

          Section 6.1.4  Secretary.  The secretary shall attend all meetings of
                         ---------
the stockholders, the Board and (as required) committees of the Board and shall record all the proceedings of such meetings in books to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board or the president. He shall have custody of the corporate seal of the Company and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board may give general authority to any other officer to affix the seal of the Company and to attest the affixing thereof by his signature.

          Section 6.1.5  Assistant Secretaries.  The assistant secretary, or if
                         ---------------------
there be more than one, the assistant secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the secretary or in the event of his inability or refusal to art, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

          Section 6.1.6  Treasurer.  Unless the Board by resolution otherwise
                         ---------
provides, the treasurer shall be the chief accounting and financial officer of the Company. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. He shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the president and the Board, at its regular meetings, or when the Board so require, an account of all his transactions as treasurer and of the financial condition of the Company.

          Section 6.1.7  Assistant-Treasurers.  The assistant treasurer, or if
                         --------------------
there shall be more than one, the assistant treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the measurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

          Section 6.1.8  Divisional Officers.  Each division of the Company, if
                         -------------------
any, may have a president, secretary, treasurer or controller and one or more vice presidents, assistant secretaries, assistant treasurers and other assistant offices. Any number of such offices may be held by the same person. Such divisional officers will be appointed by, report to and serve at the pleasure of the Board and such other officers of that Board may place in authority over them. The officers of each division shall have such authority with respect to the business and affairs of that division as may be granted from time to time by the Board, and in the regular course of business of such division may sign contracts and other documents in the name of the division where so authorized; provided that in no case and under no circumstances shall an officer of one division have authority to bind any other division of the Company except as necessary in the pursuit of the normal and usual business of the division of which he is an officer.

     Section 6.2  Election.  All elected officers shall serve until their
                  --------
successors are duly elected and qualified or until their earlier death, disqualification, retirement, resignation or removal from office.

     Section 6.3  Appointed Officers.  The Board may also appoint or delegate
                  ------------------
the power to appoint such other officers, assistant officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary, and the titles and duties of such appointed officers may be as described in Section 6.1 for elected officers; provided that the officers and any officer possessing authority over or responsibility for any functions of the Board shall be elected officers.

     Section 6.4  Multiple Officeholders, Stockholder and Director Officers.
                  ---------------------------------------------------------
Any number of offices may be held by the same person, unless the certificate of incorporation or these Bylaws otherwise provide. Officers need not be stockholders or residents of the State of Delaware. Officers, such as the chairman of the board, possessing authority over or responsibility for any functions of the Board must be directors.

     Section 6.5  Compensation, Vacancies.  The compensation of elected officers
                  -----------------------
shall be set by the Board. The Board shall also fill any vacancy in an elected office. The compensation of appointed officers and the filling of vacancies in appointed offices may be delegated by the Board to the same extent as permitted by these Bylaws for the initial filling of such offices.

     Section 6.6  Additional Powers and Duties.  In addition to the foregoing
                  ----------------------------
especially enumerated powers and duties, the several elected and appointed officers of the Company shall perform such other duties and exercise such further powers as may be provided by law, the certificate of incorporation or these Bylaws or as the Board may from time to time determine or as may be assigned to them by any competent committee or superior officer.

     Section 6.7  Removal.  Any officer may be removed, either with or without
                  -------
cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board.

                                  ARTICLE VII

                               SHARE CERTIFICATES

     Section 7.1  Entitlement to Certificates.  Every holder of the capital
                  ---------------------------
stock of the Company, unless and to the extent the Board by resolution provides that any or all classes or series of stock shall be uncertificated, shall be entitled to have a certificate, in such form as is approved by the Board and conforms with applicable law, certifying the number of shares owned by him.

     Section 7.2  Multiple Classes of Stock.  If the Company shall be authorized
                  -------------------------
to issue more than one class of capital stock or more than one series of any class, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall, unless the Board shall by resolution provide that such class or series of stock shall be uncertificated, be set forth in full or summarized on the face or back of the certificate which the Company shall issue to represent such class or series of stock, provided that, to the extent allowed by law, in lieu of such statement, the face or back of such certificate may state that the Company will furnish a copy of such statement without charge to each requesting stockholder.

     Section 7.3  Signatures.  Each certificate representing capital stock of
                  ----------
the Company shall be signed by or in the name of the Company by (1) the chairman of the board, the president or a vice president or chief executive officer; and
(2) the treasurer, an assistant treasurer, the secretary or an assistant secretary of the Company. The signatures of the officers of the Company may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office before such certificate is issued, it may be issued by the Company with the same effect as if he held such office on the date of issue.

     Section 7.4  Issuance and Payment.  Subject to the provisions of the law,
                  --------------------
the certificate of incorporation or these Bylaws, shares may be issued for such consideration and to such persons as the Board may determine from time to time. Shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate is issued.

     Section 7.5  Lost Certificates.  The Board may direct a new certificate or
                  -----------------
certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 7.6  Transfer of Stock.  Upon surrender to the Company or its
                  -----------------
transfer agent, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer and of the payment of all taxes applicable to the transfer of said shares, the Company shall be obligated to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; provided, however, that the Company shall not be so obligated unless such transfer was made in compliance with applicable state and federal securities laws.

     Section 7.7  Registered Stockholders.  The Company shall be entitled to
                  -----------------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, vote and be held liable for calls and assessments and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person other than such registered owner, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                  ARTICLE VIII

                                INDEMNIFICATION

     Section 8.1  General.  The Company shall indemnify any person who was or is
                  -------
a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, have reasonable cause to believe that his conduct was unlawful.

     Section 8.2  Actions by or in the Right of the Company.  The Company shall
                  -----------------------------------------
indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture or trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 8.3  Indemnification Against Expenses.  To the extent that a
                  --------------------------------
director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 8.1 and 8.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 8.4  Board Determinations.  Any indemnification under sections 8.1
                  --------------------
and 8.2 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in sections 8.1 and 8.2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     Section 8.5  Advancement of Expenses.  Expenses incurred by an officer or
                  -----------------------
director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by law or in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deem appropriate.

     Section 8.6  Nonexclusive.  The indemnification and advancement of expenses
                  ------------
provided by, or granted pursuant to, this section shall not be deemed exclusive of any other rights to which any director, officer, employee or agent of the Company seeking indemnification or advancement of expenses may be entitled under any other Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Company and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 8.7  Insurance.  The Company shall purchase and maintain insurance
                  ---------
on behalf of any person who is or was a director or officer, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the statutes, the Certificate of Incorporation or this section. The Company may purchase and maintain insurance on behalf of any other person who is or was an employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise.

     Section 8.8  Certain Definitions.  For purposes of this section, (a)
                  -------------------
references to "the Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation, or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued; (b) references to "other enterprises" shall include employee benefit plans; (c) references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and (d) references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this section.

     Section 8.9  Change in Governing Law.  In the event of any amendment or
                  -----------------------
addition to Section 145 of the General Corporation Law of the State of Delaware or the addition of any other section to such law which shall limit indemnification rights thereunder, the Company shall, to the extent permitted by the General Corporation Law of the State of Delaware, indemnify to the fullest extent authorized or permitted hereunder, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

                                   ARTICLE IX

                INTERESTED DIRECTORS, OFFICERS AND STOCKHOLDERS

     Section 9.1  Validity.  Any contract or other transaction between the
                  --------
Company and any of its directors, officers or stockholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director, officer or stockholder at the meeting authorizing such contract or transaction, or his participation or vote in such meeting or authorization.

     Section 9.2  Disclosure, Approval.  The foregoing shall, however, apply
                  --------------------
only if the material facts of the relationship or the interest of each such director, officer or stockholder is known or disclosed:

          1. to the Board and it nevertheless in good faith authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

          2. to the stockholders and they nevertheless in good faith authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes.

     Section 9.3  Nonexclusive.  This provision shall not be construed to
                  ------------
invalidate any contract or transaction which would be valid in the absence of this provision.

                                   ARTICLE X

                                 MISCELLANEOUS

     Section 10.1  Place of Meetings.  All stockholders, directors and committee
                   -----------------
meetings shall be held at such place or places, within or without the State of Delaware, as shall be designated from time to time by the Board or such committee and stated in the notices thereof. If no such place is so designated, said meetings shall be held at the principal business office of the Company.

     Section 10.2  Fixing Record Dates.
                   -------------------

          Section 10.2.1 In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholder or any adjournment thereof, the Board may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days prior to such action. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

          Section 10.2.2 In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is otherwise required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

          Section 10.2.3 In order that the Company may determine the stockholders entitled to receive payment of any divided or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

     Section 10.3  Means of Giving Notice.  Whenever under law, the certificate
                   ----------------------
of incorporation or these Bylaws, notice is required to be given to any director or stockholder, such notice may be given in writing and delivered personally, through the United States mail, by a recognized express delivery service (such as Federal Express) or by means of telegram, telex or facsimile transmission number, as the case may be, appearing on the records of the Company, with postage and fees thereon prepaid. Such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with an express delivery service or when transmitted, as the case may be. Notice of any meeting of the Board may be given to a director by telephone and shall be deemed to be given when actually received by the director.

     Section 10.4  Waiver of Notice.  Whenever any notice is required to be
                   ----------------
given under law, the certificate of incorporation or these bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be filed with the corporate records. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 10.5  Attendance via Communications Equipment.  Unless otherwise
                   ---------------------------------------
restricted by law, the certificate of incorporation or these Bylaws, members of the Board, any committee thereof or the stockholders may hold a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can effectively communicate with each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 10.6  Dividends.  Dividends on the capital stock of the Company,
                   ---------
paid in cash, property, or securities of the Company and as may be limited by applicable law and applicable provisions of the certificate of incorporation (if any), may be declared by the Board at any regular or special meeting.

     Section 10.7  Reserves.  Before payment of any dividend, there may be set
                   --------
aside out of any funds of the Company available for dividends such sum or sums as the Board from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purpose as the Board shall determine to be in the best interest of the Company; and the Board may modify or abolish any such reserve in the manner in which it was created.

     Section 10.8  Reports to Stockholders.  The Board shall present at each
                   -----------------------
annual meeting of stockholders, and at any special meeting of stockholders when called for by vote of the stockholders, a statement of the business and condition of the Company.

     Section 10.9  Contracts and Negotiable Instruments.  Except as otherwise
                   ------------------------------------
provided by law or these Bylaws, any contract or other instrument relative to the business of the Company may be executed and delivered in the name of the Company and on its behalf by the chairman of the board or the president; and the Board may authorize any other officer or agent of the Company to enter into any contract or execute and deliver any contract in the name and on behalf of the Company, and such authority may be general or confined to specific instances as the Board may by resolution determine. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents and in such manner as are permitted by the Bylaws and/or as, from time to time, may be prescribed by resolution (whether general or special) of the Board. Unless authorized so to do by these Bylaws or by the Board, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or to any amount.

     Section 10.10  Fiscal Year.  The fiscal year of the Company shall be fixed
                    -----------
by resolution of the Board.

     Section 10.11  Seal.  The seal of the Company shall be in such form as
                    ----
shall from time to time be adopted by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

     Section 10.12  Books and Records.  The Company shall keep correct and
                    -----------------
complete books and records of account and shall keep minutes of the proceedings of its stockholders, Board and committees and shall keep its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

     Section 10.13  Resignation.  Any director, committee member, officer or
                    -----------
agent may resign by giving written notice to the chairman of the board, the president or the secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 10.14  Surety Bonds.  Such officers and agents of the Company (if
                    ------------
any) as the president or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Company, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Company, in such amounts and by such surety companies as the president or the Board may determine. The premiums on such bonds shall be paid by the Company, and the bonds so furnished shall be in the custody of the Secretary.

     Section 10.15  Proxies in Respect of Securities of Other Corporations.  The
                    ------------------------------------------------------
chairman of the board, the president, any vice president or the secretary may from time to time appoint an attorney or attorneys or an agent or agents for the Company to exercise, in the name and on behalf of the Company, the powers and rights which the Company may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities, and the chairman of the board, the president, any vice president or the secretary may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and the chairman of the board, the president, any vice president or the secretary may execute or cause to be executed, in the name and on behalf of the Company and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in order that the Company may exercise such powers and rights.

     Section 10.16  Amendments.  These Bylaws may be altered, amended, repealed
                    ----------
or replaced by the stockholders, or by the Board when such power is conferred upon the Board by the certificate of incorporation, at any annual stockholders meeting or annual or regular meeting of the Board, or at any special meeting of the stockholders or of the Board if notice of such alteration, amendment, repeal or replacement is contained in the notice of such special meeting. If the power to adopt, amend, repeal or replace these Bylaws is conferred upon the Board by the certificate of incorporation, the power of the stockholders to so adopt, amend, repeal or replace these Bylaws shall not be divested or limited thereby.

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                                   ARTICLE XI

                              MAJORITY STOCKHOLDER

     Upon the closing of the transactions contemplated by the Stock Purchase and Exchange Agreement (the "Stock Purchase Agreement") dated as of February 14, 2001 by and among the Company, Minorplanet Systems PLC, a United Kingdom public limited company ("MPS") and certain other parties, and for so long as MPS holds shares of the Company's Common Stock, to the extent that other provisions of these Bylaws are inconsistent with this Article XI, such provisions shall not be in effect and the following Bylaws shall be applicable. The following provisions shall terminate, and the other provisions of the Bylaws shall again be applicable and this Article XI shall no longer be applicable if MPS' Voting Power Ownership Percentage becomes less than 5%. "Voting Power Ownership Percentage" means the percentage ownership calculated by dividing (i) the aggregate number of votes in the election of directors to which all shares of capital stock or other voting securities of the Company owned by the applicable Person or Persons are entitled, howsoever and whenever acquired, by (ii) the aggregate number of votes in the election of directors to which all issued and outstanding voting securities of the Company are entitled, provided that voting securities issuable upon exercise or conversion of options, warrants or other securities or rights shall not be included for this purpose; and provided further that restricted stock of the Company which is not treated by the Company as outstanding shall not be included for this purpose..

     Section 11.1  Appointment of Directors. (a) The Company hereby agrees that
                   ------------------------
the Board shall consist of seven directors. The Company further agrees that MPS shall be entitled to designate two (2) members of the Board (any and all directors designated by MPS pursuant to the terms of this Section 11.1 shall be referred to herein as the "Investor Directors"); provided, however, that in the event that the size of the Board shall be increased, MPS shall have the right to at least proportionate representation on the Board following such increase based on the composition of the Board as between Investor Directors and non-Investor Directors immediately prior to such increase; and provided, further, that in no event shall the Board consist of more than eleven directors. MPS agrees to designate any Investor Directors to be appointed to the Board pursuant to the terms of this Section 11.1 by way of written notification to the Company. Each of such Investor Directors shall serve until his or her successor is elected or appointed or qualified or, if earlier, until his or her death, resignation, or removal. The parties further agree that MPS shall be entitled at all times upon five (5) days prior written notice to the Company to designate additional members of the Board such that the number of Investor Directors taken as a percentage is at least equal to MPS' Voting Power Ownership Percentage (rounded up to the nearest whole number); provided, however, that under no circumstance shall MPS be precluded from designating at least two members of the Board regardless of MPS' Voting Power Ownership Percentage (rounded up to the nearest whole number).

          Section 11.1.1 In accordance with the foregoing, the Company hereby agrees that the Company shall cause (i) each person designated by MPS as an Investor Director in accordance with the provisions of Section 11.1(a) to be included (consistent with applicable law and the Certificate of Incorporation of the Company, as amended) in the group of nominees who are recommended for election as directors by the management of the Company following the

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

date on which such person is so designated by MPS as an Investor Director, and at each succeeding meeting of stockholders of the Company when directors in such designee's class are to be elected, (ii) at a special meeting of the Board held as soon as practicable after the creation of any vacancy as a result of the death, resignation or removal of an Investor Director, the appointment of such person as is designated by MPS to fill any such vacancy if a special meeting is required to effect such appointment, and (iii) at such time as MPS wishes to designate additional Investor Directors in accordance with the provisions of
Section 11.1(a), to be taken at a special meeting of the Board held as soon as practicable after MPS notifies the Company of its desire to designate such directors (and prior to taking any other actions) and any and all action necessary to enlarge the Board in order to enable election of the additional Investor Directors so designated by MPS to fill any such vacancies created thereby and to fill such vacancies with such directors. The Company shall not be in violation of this Section 11.1 to the extent that MPS fails to designate Investor Directors or such designees elect not to serve as Investor Directors. For purposes of this Agreement, the Company shall be in compliance with this
Section 11.1 if it uses all reasonable efforts to cause the Investor Directors to be elected to the Board in accordance with this Section 11.1.

          Section 11.1.2 All actions taken by any committee of the Board shall be recommendations that shall be submitted to the full Board for approval unless, prior to such action being taken, the Board has adopted a resolution expressly delegating to the committee the power to take the action in question.

          Section 11.1.3 The Company shall not, and shall not permit its Affiliates to, solicit proxies (as such terms are used in the proxy rules of the Securities and Exchange Commission) of the stockholders of the Company to vote against any Investor Director or for the approval of any stockholder or other proposals that are inconsistent with the rights afforded MPS pursuant to these Bylaws or the Stock Purchase Agreement.

          Section 11.1.4 In addition to any compensation to which the members of the Board may be entitled, the Company shall reimburse each Investor Director for the reasonable out-of-pocket expenses incurred by such director. In addition, the Company shall obtain and maintain at all times, at the cost and expense of the Company, director liability insurance policies covering each member of the Board.

     Section 11.2  Committees. Subject to any law or stock exchange rule
                   ----------
prohibiting committee membership by Affiliates of the Company, MPS shall be entitled to at least proportionate representation (and in any event not less than one) by Investor Directors on any committee of the Board based on the composition of the Board as between Investor Directors and non-Investor Directors.

     Section 11.3  Voting Matters. In addition to any vote or consent of the
                   --------------
Board or its stockholders required by law or the Certificate of Incorporation of the Company, as amended, so long as MPS has the right to designate Investor Directors in accordance with the terms of Section 11.1, neither the Company nor the Board shall cause or permit to occur any of the following events without the affirmative vote of all of the Investor Directors:

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

               (i) any capital expenditure by the Company or any subsidiary of the Company which is not contemplated in any current annual budget and which, individually or in the aggregate, exceeds $200,000;

               (ii) the hiring or termination by the Company or any subsidiary of the Company of any officer or senior executive reporting to the chief executive officer with an annual salary of $130,000 or more or the entering into of any new or amendment of any existing employment or severance agreement or any change of control agreement with any such officer or senior executive reporting directly to the chief executive officer;

               (iii) the direct or indirect redemption, purchase or making of any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans;

               (iv) (A) the sale, lease, transfer or other conveyance, or permitting of any subsidiary to sell, lease, transfer or otherwise convey, any assets representing five percent (5%) or more of the consolidated assets of the Company or its subsidiaries, (B) the consolidation or merger with, or permitting any subsidiary to consolidate or merge with, any Person, (C) the recapitalization, reclassification or other change, or permitting any subsidiary to recapitalize, reclassify or otherwise change, any capital stock of the Company or any subsidiary, including the splitting, combination or subdivision of any shares of capital stock, or (D) except as would not violate the duties of the directors or as otherwise required by law, the taking or instituting of any proceedings relating to bankruptcy, or the dissolution, liquidation or winding-up of the Company or permitting any subsidiary to take or institute any proceedings relating to bankruptcy, or dissolving, liquidating or winding-up such subsidiary. The authorization, issuance or entering into of any agreement providing for the issuance, or permitting of any subsidiary to authorize, issue or enter into any agreement providing for the issuance, purchase, acquisition, or redemption (contingent or otherwise) of (A) any notes or debt securities containing equity features (including, without limitation, any note or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities, or containing profit participation features) or (B) any capital stock or other equity securities, or any securities convertible into or exchangeable for any capital stock or other equity securities, other than issuances pursuant to the 1994 Amended and Restated Stock Option Plan of the Company;

               (v) the acquisition, or permitting of any subsidiary to acquire, in one transaction or a series of related transactions, and by means of merger, consolidation, or otherwise, any capital stock, other equity interest or assets of, or any direct or indirect ownership of, any Person;

               (vi) the entering into, or permitting of any subsidiary to enter into, any agreement, contract, lease or commitment on the part of the Company or such subsidiary the fair market value of which exceeds $200,000;

               (vii) the amendment of the Certificate of Incorporation of the Company, as amended , or the Company's Bylaws or the filing of any resolution of the board of directors with the Secretary of State of the State of Delaware containing any provisions which would adversely affect or otherwise impair the rights of the holders of the common stock of the company or the rights of MPS hereunder;

               (viii) the entering into, or permitting any subsidiary to enter into, any agreement to do or effect any of the foregoing or the creation of any subsidiary in which the Company has an economic interest;

               (ix) directly or indirectly incur any indebtedness or liability for borrowed money or guarantee such indebtedness or enter into any agreement to become contingently liable, by guaranty or otherwise, for the obligations or indebtedness of any Person or make or commit to make any loans, advances or capital contributions to, or investments in, any Person or to any other Person, or refinance or restructure any existing loan; provided, however; that this clause (ix) shall exclude
          (a) the incurrence of trade indebtedness or contingent liabilities in the ordinary course of business; (b) the making of guarantees in the ordinary course of business for a bona fide business purpose; (c) the making of advances in the ordinary course of the business for a bona fide business purpose; and (d) the making of bank deposits and other investments in marketable securities and cash equivalents made in the ordinary course of business and consistent with past practice;

               (x) the placing, permitting, allowing or offering to exist of any mortgage, pledge, hypothecation, assignment, charges, encumbrance, claim, easement, transfer restriction, lien (statutory or otherwise) or security agreement of any kind or nature whatsoever (each, a "Lien"), on any of its assets or properties other than (a) Liens entered into in the ordinary course, (b) mechanics', carriers', repairmen's, landlord's, or other like Liens arising or incurred in the ordinary course of business, (c) Liens arising under original purchase price conditioned sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice, (d) statutory Liens for taxes not yet due and payable, and (e) other encumbrances or restrictions or imperfections of title which do not materially impair the continued use and operation of the assets to which they relate;

               (xi) the Company's entering into any lines of business which is not a facilities based, enhanced service provider that offers fleet management and/or status or information about vehicles and/or location capabilities through mobile communications service (the "Existing Line of Business") or is not contemplated by the license entered into pursuant to the Stock Purchase Agreement or any joint ventures, partnerships or similar arrangements;

               (xii)  the Company's exiting its Existing Line of Business;

               (xiii) the adoption, implementation or acceptance (including the failure to opt out) of any Anti-Takeover Provision not in effect as of the date hereof or the provisions of Section 203 et seq. of the Delaware General Corporate Law (the "DGCL") or any other state anti-takeover statute that would be applicable to, and, in the reasonable determination of MPS, adversely affect, MPS and its Affiliates, or any transferees of MPS' shares purchased pursuant to the Stock Purchase Agreement. "Anti-Takeover Provision" means (i) any provision of the Certificate of Incorporation or Bylaws of the Company or any contract, agreement or plan to which the Company is a party or by which it is bound or any statutory provision enacted after the date hereof which is applicable to the Company which the Company may opt out of if the effect of such provision would be to materially delay, hinder or prevent a change in control of the Company, or (ii) a stockholder rights plan or "poison pill," including the provisions of any preferred stock or common stock purchase rights issued pursuant thereto; provided, however, that such term shall not include any customary change of control provisions contained in employment agreements between the Company and any of its directors, officers or other employees or in any plans or agreements relating to stock options or other awards of equity securities made by the Company to any such persons.; or

               (xiv) the entering into, or permitting of any subsidiary to enter into, any agreement to do or effect any of the foregoing.

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